                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. __)


Filed by the Registrant                     /x/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/x/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         BLC FINANCIAL SERVICES, INC.
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/ No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                          BLC FINANCIAL SERVICES, INC.
                               645 MADISON AVENUE
                            NEW YORK, NEW YORK 10022

                      ------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 27, 1999

                      ------------------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of BLC Financial Services, Inc. (the "Company") will be held at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153 on April 27, 1999 at 11:00 a.m., for the following purposes, all as more fully described in the attached Proxy Statement.

1. To elect two directors of the Company.

2. To ratify the appointment of Richard A. Eisner & Company LLP as auditors of the Company for the fiscal year ending on June 30, 1999.

3. To consider and act upon any matters incidental to the foregoing purposes and to transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 25, 1999 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and at any adjournment thereof.

     Enclosed is your copy of the Annual Report of the Company for the fiscal year ended June 30, 1998.

     It is important that your stock be represented at the Annual Meeting in order to assure the presence of a quorum and to avoid added proxy solicitation costs. THEREFORE, YOUR PERSONAL ATTENDANCE OR PROXY IS IMPORTANT. Whether or not you plan to attend, please complete, sign and date the accompanying proxy and return it promptly in the enclosed self-addressed envelope. All stockholders are cordially invited to attend the meeting. If you attend the meeting and decide to vote in person, you may revoke your proxy.

                                       By Order of the Board of Directors

                                       DAVID REDLENER
                                       Secretary
New York, New York
March 26, 1999

                          BLC FINANCIAL SERVICES, INC.

                      ------------------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 27, 1999

                      ------------------------------------

                                    GENERAL

     This Proxy Statement is first being mailed to stockholders on or about March 26, 1999, and is solicited by and on behalf of the Board of Directors (the "Board" or the "Board of Directors") of BLC Financial Services, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held on April 27, 1999 (the "Annual Meeting"), at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, 25th Floor, New York, New York 10153, at 11:00 a.m., and at any adjournment thereof. The Company's principal executive offices are located at 645 Madison Avenue, New York, New York 10022.

     If the proxy card accompanying this Proxy Statement is properly executed and returned, the shares of common stock, par value $.01 per share of the Company (the "Common Stock"), represented thereby will be voted as instructed on the proxy card, but if no instructions are given, such shares of Common Stock will be voted in favor of (i) each of the nominees for directors of the Company and (ii) the ratification of the appointment of Richard A. Eisner & Company LLP as auditors of the Company for the current fiscal year ending on June 30, 1999.

                            SOLICITATION OF PROXIES

     If the enclosed form of proxy is executed and returned, it will be voted as directed, but may be revoked at any time insofar as it has not been exercised, either by a written notice of the revocation received by the persons named therein, or by voting the shares covered thereby in person or by another proxy dated subsequent to the date thereof. The form of proxy vests in the persons named therein as proxies discretionary authority to vote on any matter that may properly come before the meeting not presently known to the Board of Directors.

     The cost of preparing and mailing the Notice of Annual Meeting and this Proxy Statement and soliciting proxies will be borne by the Company. In addition to the use of the mails, officers, directors or employees of the Company, who will receive no additional compensation therefor, may solicit proxies by telephone or personal interview. The Company will request brokers, nominees, fiduciaries and custodians to forward proxy material to their principals and beneficial owners, and will reimburse such persons for reasonable expenses incurred by them in forwarding the proxy materials.

                                 VOTING RIGHTS

     The Board of Directors has fixed the close of business on March 25, 1999 as the record date (the "Record Date") for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournment thereof. Only stockholders of record on that date are entitled to vote at the Annual Meeting. As of the Record Date, 20,247,628 shares of Common Stock were outstanding and entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote. A majority of the outstanding shares of Common Stock is needed for a quorum. Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Annual Meeting for the purpose of determining the presence of a quorum. The affirmative vote of a plurality of the votes of the holders of shares of Common Stock, represented in person or by proxy, is necessary to elect nominees for directors, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, represented in person or by proxy, is required to approve Proposal 2, and the affirmative vote of the holders of a majority of shares of Common Stock, represented in person or by proxy, is necessary to effectuate any other matter that may properly come before the meeting, except as otherwise required by applicable law. Abstentions and broker non-votes with respect to any matter are not considered as votes cast with respect to that matter.

     The Board of Directors believes that each of the principal stockholders of the Company identified in the table set forth in "Security Ownership of Certain Beneficial Owners and Management" (who hold approximately 33.06% of the outstanding Common Stock of the Company) will vote in favor of Proposals 1 and 2.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

     Two persons are to be elected to the Board of Directors at the Annual Meeting and the remaining five directors will continue in office for the terms specified below. The persons named in the enclosed proxy intend to vote for the election of the two nominees listed below, unless instructions to the contrary are given therein. The two nominees, Irwin E. Redlener, M.D. and Kenneth S. Schwartz, M.D., are currently directors of the Company. Proxies may not be voted for a greater number of persons than the number of nominees named below.

     The two nominees have indicated that they are able and willing to serve as directors. However, if some unexpected occurrence should require the substitution of some other person or persons for any one or more of the nominees, the person or persons voting the Proxies will vote for such nominees as the Director Affairs Committee of the Company may select.

     Nominees for directors who receive a plurality of the votes cast by the holders of the outstanding Common Stock entitled to vote at the Annual Meeting will be elected. Abstentions, broker non-votes, and withheld votes are not counted in determining the number of votes cast for any nominee for director.

     In accordance with the By-laws of the Company, any vacancies on the Board of Directors will be filled by a majority vote of the remaining directors then in office, and such directors so elected shall hold office for a term which shall expire with the term of the other directors of such class, and until such directors' respective successors shall have been elected and qualified.

     The following table lists the name, age, principal occupation and certain business experience of each of the two nominees and the five continuing directors of the Company whose terms of office will continue after the Annual Meeting, the year in which each director's term of office will expire (assuming, in the case of each of the three nominees, such nominees are elected at the Annual Meeting) and the year in which each director was first elected as a director of the Company.

                                                                              HAS SERVED     YEAR
                                                                  AGE AT          AS         TERM
                                                                 MARCH 25,     DIRECTOR      WILL
NAME                               PRINCIPAL OCCUPATION           1999          SINCE       EXPIRE
---------------------------- ---------------------------------   ---------    ----------    ------
Jerome B. Alenick........... Sole Proprietor                         70          1998        2001
                             Jerome B. Alenick Investments
                             & Financial Services
                             Florham Park, New Jersey

Peter D. Blanck............. Professor of Law                        41          1993        2000
                             University of Iowa College of Law
                             Iowa City, Iowa

Robert W. D'Loren........... President                               41          1997        2001
                             CAK Universal Credit Corp.
                             New York, New York

Irwin E. Redlener, M.D...... Director, Division of                   54          1997        2002
(nominee)                    Community Pediatrics
                             Montefiore Medical Center
                             Bronx, New York

Kenneth S. Schwartz, M.D.... Chief Medical Officer                   54          1997        2002
(nominee)                    Utilimed, Inc.
                             Northbrook, Illinois

Robert F. Tannenhauser...... President                               54          1986        2000
                             BLC Financial Services, Inc.
                             New York, New York

Robert W. Wien.............. Managing Director and Director          47          1997        2001
                             of Mergers & Acquisitions
                             Josephthal & Co., Inc.
                             New York, New York

     Jerome B. Alenick has been sole proprietor of Jerome B. Alenick Investments & Financial Services since 1991. From 1990 to 1991, Mr. Alenick was Executive Vice President of The Kushner Companies, and from 1980 to 1990, Mr. Alenick was Senior Vice President of Silverstein Properties. Mr. Alenick is a member of the Bar of the State of New Jersey and the District of Columbia and is a licensed Real Estate Broker in the State of New Jersey. He has been an Adjunct Professor of Real Estate at New York University since 1993 and has been a member of the faculty at New York University since 1983.

     Peter D. Blanck is currently and has been since May 1993 a Professor of Law and of Medicine at the University of Iowa College of Law. Mr. Blanck is also Director of the Law, Health and Disability Center. Since February 1992,
Mr. Blanck has been a director and the President of Futuronics Corporation.
Mr. Blanck is the brother-in-law of Robert F. Tannenhauser.

     Robert W. D'Loren has been President of CAK Universal Credit Corporation since February 1, 1998. Prior to that he was self-employed for eleven years and conducted business in a partnership known as D'Loren, Levien & Company, LLC, which company provides investment banking services to the mortgage and asset-backed industry. Prior to forming his own company in 1986, Mr. D'Loren served as a manager in the accounting firm of Deloitte Touche.

     Irwin Redlener is currently President of the Children's Hospital at Montefiore Medical Center and has been Professor of Pediatrics at the Albert Einstein College of Medicine, Montefiore Medical Center, since 1997. In addition, Dr. Irwin Redlener has served as Attending Pediatrician at Montefiore Medical Center in New York since 1990. Dr. Redlener is President and co-founder of The Children's Health Fund, a not-for-profit foundation developed to support health care for homeless and medically underserved children.

     Kenneth S. Schwartz has been Chief Medical Officer of Utilimed, Inc. in Northbrook, Illinois since December, 1998. From 1995 to 1998, Dr. Schwartz was Vice President of Complete Management, Inc. in New York, New York. From 1985 to 1996, Dr. Schwartz served as Chief Executive Officer of Advanced Alliance Management Corporation. From 1981 to 1995, Mr. Schwartz served as a Director of Radiology at Hudson Valley Hospital Center, a Director of Northern Metropolitan Radiology Associates, and a Medical Director at Putnam Hospital Center in Carmel, New York.

     Robert F. Tannenhauser has been a full-time employee of the Company through its subsidiary, Business Loan Center, Inc., ("Business Loan Center") since March 1995. From January 1992 until February 1995, Mr. Tannenhauser was of counsel to the law firm of Hall Dickler Kent Friedman & Wood, LLP. Mr. Tannenhauser has been or is a principal or general partner of various corporations or partnerships engaged in the oil and gas or real estate businesses. Additionally, Mr. Tannenhauser serves as a Director of the Children's Health Fund, together with Dr. Redlener.

     Robert W. Wien has served as Managing Director and Director of Mergers and Acquisitions at Josephthal & Co. (formerly, Josephthal, Lyon & Ross, Incorporated) since May 1996. From July 1994 to May 1996, Mr. Wien held the position of Director of Corporate Finance and Real Estate Advisory Services at Coopers & Lybrand, LLP. Additionally, Mr. Wien served as Senior Vice President of Investment Banking at Dean Witter Reynolds, Inc. from April 1987 to June 1994.

VOTE REQUIRED FOR APPROVAL

     Nominees for directors who receive a plurality of the votes cast by the holders of the shares of Common Stock in person or by proxy at the Annual Meeting shall be elected.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE.

DIRECTOR COMPENSATION

     The Company pays independent directors $1,000 per meeting attended for serving as members of the Board, and reimburses them for out-of-pocket expenses incurred in connection with the performance of their duties. In addition, during the fiscal year ended June 30, 1998 ("Fiscal Year 1998"), Robert W. D'Loren, Irwin E. Redlener, Kenneth M. Schwartz and Robert W. Wien were each granted, pursuant to non-qualified stock option agreements, options to purchase 20,000 shares of Common Stock at an exercise price of $.90 per share, which options are all exercisable immediately at any time prior to June 30, 2002.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors had 4 meetings during the Fiscal Year 1998. No incumbent director attended less than 75% of the aggregate of the total number of meetings of the Board of Directors in Fiscal Year 1998.

     The audit committee of the Board of Directors consists of Irwin Redlener, Jerome Alenick and Robert Wien. The audit committee met with the Company's Auditors to review the audited Fiscal Year 1998 financial statements and the auditors recommendations and comments with respect thereto.

     The compensation committee of the Board of Directors consists of Kenneth Schwartz, Robert D'Loren and Peter Blanck. The compensation committee met for the purposes of establishing compensation of senior management and the awarding of stock options to employees of the Company and its subsidiaries pursuant to the Amended 1995 Management Incentive Plan.

                                   PROPOSAL 2
                     RATIFICATION OF SELECTION OF AUDITORS

     The stockholders of the Company will be asked to take action to ratify the appointment of Richard A. Eisner & Company LLP as auditors of the Company for its current fiscal year ending on June 30, 1999. A representative of Richard A. Eisner & Company LLP is expected to be present at the meeting and will have the opportunity to make a statement if he desires to do so and be available to respond to appropriate questions. If the selection of Richard A. Eisner & Company LLP as auditors of the Company is not ratified, or prior to the next annual meeting of stockholders such firm shall decline to act or otherwise become incapable of acting, or if the engagement shall be otherwise discontinued by the Board of Directors, the Board of Directors will appoint other independent public accountants whose selection for any period subsequent to the next annual meeting will be subject to stockholder approval at such meeting.

     On March 20, 1995, Richard A. Eisner & Company LLP was engaged as the principal auditors for the Company and Farber, Blicht & Eyerman, the independent accountant for the Company for the fiscal year ended June 30, 1994, was replaced as the Company's auditors, effective with the completion of the 1994 audit. Farber, Blicht & Eyerman's reports on the financial statements of the Company did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that upon the recommendation of Farber, Blicht & Eyerman the Company changed from unacceptable methods of accounting for acquisition purchase price adjustments, transactions involving its own securities and certain other transactions to acceptable methods. The change in accounting principles has been accounted for as corrections of errors and prior years' financial statements have been restated. The decision to change accountants was approved by the Board of Directors of the Company. Since July 1, 1992, there have not been any disagreements between the Company and Farber, Blicht & Eyerman on any matter of accounting principles or practices, financial statements, disclosure, or auditing scope or procedure, which disagreements, if not resolved to Farber, Blicht & Eyerman's satisfaction, would have caused Farber, Blicht & Eyerman to make reference to the subject matter of the disagreement in connection with any such report.

VOTE REQUIRED FOR APPROVAL

     The Board of Directors of the Company has unanimously approved the selection of Richard A. Eisner & Company LLP as auditors for the Company for its current fiscal year ending on June 30, 1999. Ratification of the appointment by stockholders requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented in person or by proxy at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF RICHARD A. EISNER & COMPANY LLP AS INDEPENDENT AUDITORS.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth certain information as of the Record Date with respect to (i) those persons or groups known to the Company to beneficially own more than five percent (5%) of the Common Stock, (ii) each director and each nominee for election as a director of the Company, (iii) each named executive officer for whom compensation information is provided in this Proxy Statement and (iv) all directors and executive officers of the Company as a group. The information is determined in accordance with Rule 13d-3 promulgated under the Exchange Act ("Rule 13d-3") based upon information furnished by the persons listed or known to the Company. Except as indicated below, the stockholders listed possess sole voting and investment power with respect to their shares.

      NAME AND ADDRESS OF          AMOUNT AND NATURE OF
        BENEFICIAL OWNER           BENEFICIAL OWNERSHIP    PERCENT OF CLASS
--------------------------------   --------------------    ----------------
Futuronics Corporation .........         2,595,224(1)           12.82%
  3562 Forest Gate Drive
  Iowa City, Iowa

Jerome B. Alenick ..............           429,375(2)            2.12%
  26 Columbia Turnpike
  Florham Park, New Jersey 07932

Peter D. Blanck ................         3,371,391(3)(4)        16.47%
  University of Iowa,
  College of Law
  Iowa City, Iowa 52242

Richard Blanck .................         3,211,391(4)(5)        15.82%
  9 Hickory Road
  Manhasset Hills, New York 11040

Robert W. D'Loren ..............           230,000(6)            1.12%
  72 Woodland Drive
  Oyster Bay Cove, New York 11771

Robert C. McGee ................         1,096,296(7)            5.41%
  204 Oxford Circle East
  Richmond, Virginia 23221

Jennifer M. Goldstein ..........           180,687(8)                *
  50 West 72nd Street
  New York, New York 10023

David I. Redlener ..............            14,656(9)                *
  155 Henry Street
  Brooklyn, New York 11201

Irwin E. Redlener ..............            30,000(10)               *
  11 Alfred Lane
  New Rochelle, New York 10804

Diane Rosenfeld ................         1,121,984(11)           5.47%
  RR #1 Box 427D
  County Road #86
  Amenia, New York 12501

Leonard Rudolph ................            35,574(12)               *
  3 Pelham Place
  East Brunswick, New Jersey
  08816

Kenneth S. Schwartz ............            41,525(13)               *
  284 Guard Hill Rd.
  Bedford, New York 10506

Carol Tannenhauser .............         5,473,272(4)(14)       26.21%
  210 East 68th Street
  New York, New York 10021

Robert F. Tannenhauser .........         5,473,272(14)          26.21%
  210 East 68th Street
  New York, New York 10021

Robert W. Wien .................            89,500(15)               *
  Josephthal & Co., Inc.
  200 Park Avenue
  New York, New York 10166

All directors and officers               7,123,926(16)          33.06%
  as a group (nine persons).....

------------------
  * Owns less than 1% of the outstanding shares of Common Stock

(1) Includes 2,595,224 shares owned directly by Futuronics Corporation. Carol Tannenhauser, Richard Blanck and Peter D. Blanck are officers and directors of Futuronics Corporation.

(2) Includes (a) 311,875 shares owned by the Defined Benefit Plan for the Benefit of Jerome Alenick, and (b) 107,500 shares owned by Jerome B. Alenick and Nicole A. Alenick as tenants in common, and (c) 10,000 shares that may be acquired upon the exercise of options held by Jerome B. Alenick.

(3) Includes (a) 85,737 shares owned directly by Peter D. Blanck, (b) 295,267 shares deemed owned by Peter D. Blanck as custodian for his three children,
    (c) 85,000 shares underlying options owned by Peter D. Blanck, (d) 176,830 shares owned by a Trust created under the Will of Albert Blanck under which Peter D. Blanck is a Trustee and Beneficiary, (e) 2,595,224 shares owned by Futuronics Corporation of which Peter D. Blanck is an officer and director,
    (f) 100,000 shares that may be acquired upon the conversion of debentures held directly by Peter D. Blanck and (g) 33,332 shares that may be acquired upon the conversion of debentures held by Peter D. Blanck as custodian for his four children.

(4) Carol Tannenhauser, Richard Blanck and Peter D. Blanck are siblings. Each disclaims beneficial ownership of the shares owned by the others.

(5) Includes (a) 273,835 shares owned directly by Richard Blanck, (b) 107,168 shares deemed owned by Richard Blanck as custodian for his two children,
    (c) 176,830 shares owned by a Trust created under the Will of Albert Blanck, under which Richard Blanck is a Trustee and Beneficiary, (d) 2,595,224 shares owned by Futuronics Corporation of which Richard Blanck is an officer and director, (e) 25,000 shares that may be acquired upon the conversion of debentures held by Richard Blanck and (f) 33,334 shares that may be acquired upon the conversion of debentures held by Richard Blanck as custodian for his two children.

(6) Includes (a) 200,000 shares that may be acquired upon the exercise of Warrants held by D'Loren Levien & Company L.L.C. of which Robert D'Loren is a member and (b) 30,000 shares that may be acquired upon the exercise of options held by Robert D'Loren.

(7) Includes (a) 908,821 shares owned directly by Robert C. McGee and (b) 187,475 shares that may be acquired upon the exercise of certain warrants owned by Robert C. McGee. Mr. McGee disclaims beneficial ownership of the shares that may be acquired on the exercise of options or warrants by his son, R. Matthew McGee.

(8) Includes (a) 118,187 shares owned by Jennifer M. Goldstein and (b) 62,500 shares that may be acquired upon the exercise of options held by Jennifer Goldstein.

(9) Includes (a) 11,656 shares owned by David Redlener and (b) 3,000 shares that may be acquired upon the exercise of options held by David Redlener.

(10) Includes 30,000 shares that may be acquired upon the exercise of options held by Irwin Redlener.

(11) Includes (a) 692,710 shares directly owned by Diane Rosenfeld, (b) 205,774 shares owned by her husband Eric Rosenfeld, (c) 202,500 shares that may be acquired upon the exercise of options held by Diane

     Rosenfeld and (d) 45,000 shares that may be acquired upon the exercise of warrants owned by Diane Rosenfeld.

(12) Includes (a) 18,074 shares owned by Leonard Rudolph and (b) 17,500 shares that may be acquired upon the exercise of options owned by Leonard Rudolph.

(13) Includes (a) 11,525 shares owned by Kenneth Schwartz and (b) 30,000 shares that may be acquired upon the exercise of options owned by Kenneth Schwartz.

(14) Includes (a) 198,713 shares owned by Robert Tannenhauser, (b) 1,325,409 shares owned by Carol Tannenhauser, the spouse of Robert Tannenhauser,
     (c) 176,830 shares owned by a Trust created under the Will of Albert Blanck under which Carol Tannenhauser is a Trustee and Beneficiary, (d) 2,595,224 shares owned by Futuronics Corporation of which Carol Tannenhauser is an officer and Director, (e) 427,500 shares that may be acquired upon the exercise of options held by Carol Tannenhauser, (f) 54,500 shares that may be acquired upon the conversion of debentures held by Carol Tannenhauser,
     (g) 105,000 shares that may be acquired upon the exercise of options held by Robert Tannenhauser, (h) 249,500 shares held by David Tannenhauser, the son of Robert Tannenhauser and Carol Tannenhauser, (i) 164,600 shares held in a custodial account for the benefit of Emily Tannenhauser, the daughter of Robert and Carol Tannenhauser and each of Carol Tannenhauser and Robert Tannenhauser share voting and dispositive power of such shares, (j) 84,899 shares held by Emily Tannenhauser, the daughter of Robert Tannenhauser and Carol Tannenhauser, (k) 4,500 shares that may be acquired upon the conversion of debentures held by Robert Tannenhauser, (l) 21,167 shares that may be acquired upon the conversion of debentures held by David Tannenhauser, the son of Robert Tannenhauser and Carol Tannenhauser,
     (m) 21,166 shares that may be acquired upon the conversion of debentures held by Emily Tannenhauser, the daughter of Robert Tannenhauser and Carol Tannenhauser, (n) 22,132 shares held in trust for David Tannenhauser, the son of Robert Tannenhauser and Carol Tannenhauser and (o) 22,132 shares held in trust for Emily Tannenhauser, the daughter of Robert Tannenhauser and Carol Tannenhauser and each of Robert and Carol Tannenhauser share voting and dispositive power over such shares.

(15) Includes (a) 25,000 shares owned directly by Robert W. Wien, (b) 30,000 shares that may be acquired upon the exercise of options held by Robert W. Wien, and (c) 34,500 shares that may be acquired upon the exercise of certain Warrants held by Robert W. Wien.

(16) Represents shares beneficially owned pursuant to Rule 13d-3 by Mr. Tannenhauser, a Director and President of the Company, Ms. Goldstein, Treasurer and Chief Financial Officer of the Company, Leonard Rudolph, Executive Vice President of the Company, David Redlener, Secretary of the Company, and Messrs. D'Loren, Blanck, Wien, Alenick and Drs. Redlener and Schwartz, Directors of the Company. The shares deemed beneficially owned by Robert F. Tannenhauser and Peter D. Blanck through Futuronics Corporation and Trust created under the Will of Albert Blanck have been added only once to the total shares owned by officers and directors as a group.

                               EXECUTIVE OFFICERS

     The executive officers of the Company are as follows:

                            AGE AT
                           MARCH 25,                               OFFICER
          NAME               1999             POSITION              SINCE
-------------------------  ---------    -----------------------    -------
Robert F. Tannenhauser...     54               President             1986

Leonard Rudolph..........     51            Executive Vice           1998
                                               President

Jennifer M. Goldstein....     27        Chief Financial Officer      1996

David Redlener...........     31               Secretary             1997

     The principal occupation of Mr. Tannenhauser for the last five years is described under the caption "Proposal 1--Election of Directors."

     Leonard Rudolph joined the Company as Executive Vice President in May of 1998 and currently serves as President of Business Loan Center, Inc. From 1996 until joining the Company, Mr. Rudolph served as Executive Vice President, Senior Credit Officer of Sterling National Bank. Additionally, between 1991 and 1996, Mr. Rudolph held the position of Senior Vice President of Sterling National Bank.

     Jennifer M. Goldstein served as Assistant Secretary of the Company from February 1996 to June 1997, as Treasurer of the Company from July 1997 to September 1998, and as Chief Financial Officer from October 1998 to the present. From June 1994 until the present, Ms. Goldstein has been employed by Business Loan Center. Ms. Goldstein graduated with a degree in Accounting from San Diego State University in May 1994 and is currently pursuing a Masters degree in Finance.

     David Redlener has served as Secretary of the Company since June 30, 1997. He has been employed by Business Loan Center, Inc. as Counsel since May 1997. From September 1994 until December 1996 Mr. Redlener was employed as an Assistant District Attorney in the County of the Bronx, New York. Mr. Redlener graduated with a degree in Economics from Hunter College and earned his law degree from Saint Louis University School of Law in May 1994. He is currently pursuing a Masters degree in Finance. Mr. Redlener is the son of Dr. Irwin Redlener, a Director of the Company.

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

     The following table sets forth all plan and non-plan compensation paid to the named individual for services rendered in all capacities to the Company and its subsidiaries during the three fiscal years ended June 30, 1998. The following salaries and/or benefits are presently payable pursuant to employment agreements. See "Certain Relationships and Related Transactions."

                                                                                 LONG-TERM
                                           ANNUAL COMPENSATION                  COMPENSATION
                              ----------------------------------------------    ------------
                                                                   OTHER         SECURITIES
         NAME AND             FISCAL                               ANNUAL        UNDERLYING      ALL OTHER
    PRINCIPAL POSITION         YEAR       SALARY       BONUS    COMPENSATION     OPTIONS(#)     COMPENSATION
---------------------------   ------    -----------    -----    ------------    ------------    ------------
Robert F. Tannenhauser.....    1998     $ 208,085(1)    $ 0          $0            500,000           $0
  President and Director       1997       207,411(1)      0           0                  0           $0
                               1996       150,997(1)      0           0                  0           $0

Leonard Rudolph ...........    1998     $  36,154(2)      0          $0             70,000
  Executive Vice President

Robert C. McGee............    1998     $ 196,417(3)    $ 0          $0                  0           $0
  Vice President Director      1997         200,000       0           0                  0           $0
                               1996         209,022       0           0            187,475           $0

Jennifer M. Goldstein......    1998     $   106,923     $ 0          $0            100,000           $0
  Chief Financial Officer      1997          64,769       0           0                  0           $0
                               1996          45,553       0           0             75,000           $0

------------------
(1) Includes premiums for excess health insurance.

(2) Based upon approximately two months salary at an annual rate of $170,000.

(3) Robert McGee was an officer of the Company through the first half of Fiscal Year 1998, during which period he earned $100,000. During the second half of Fiscal Year 1998, Mr. McGee was employed by a subsidiary of the Company.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning stock options granted to the named executive officers during the Fiscal Year 1998. See "Certain Relationships and Related Transactions."

                                                                                 POTENTIAL         POTENTIAL
                                                                                 REALIZABLE        REALIZABLE
                                           % OF                                   VALUE AT          VALUE AT
                                           TOTAL                                   ASSUMED           ASSUMED
                                          OPTIONS                                ANNUAL RATES      ANNUAL RATES
                                          GRANTED                               OF STOCK PRICE    OF STOCK PRICE
                                          DURING      EXERCISE                   APPRECIATION      APPRECIATION
                              OPTIONS     FISCAL       PRICE      EXPIRATION      FOR OPTION        FOR OPTION
           NAME               GRANTED    YEAR 1998    ($/SH)        DATE          TERM 5% ($)       TERM 10% ($)
---------------------------   -------    ---------    --------    ----------    --------------    --------------
Robert F. Tannenhauser ....   500,000       40%           .82       4/5/03         $ 68,500          $194,000
  President and Director

Leonard Rudolph ...........    70,000        6%          3.25       8/7/02         $144,749          $220,881
  Executive Vice President

Robert C. McGee ...........         0       n/a           n/a          n/a              n/a               n/a
  Vice President

Jennifer M. Goldstein .....   100,000        8%           .82       4/5/03         $ 13,700          $ 38,800
  Chief Financial Officer

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information concerning each exercise of stock options during the Fiscal Year 1998 by the named individual, along with the year-end value of unexercised options or warrants at June 30, 1998:

                                                                                 VALUE OF
                                                             NUMBER OF         UNEXERCISED
                                                            UNEXERCISED        IN-THE-MONEY
                                                             OPTIONS AT         OPTIONS AT
                                                              6/30/98           6/30/98(1)
                                SHARES                     --------------    ----------------
                               ACQUIRED       VALUE         EXERCISABLE/       EXERCISABLE/
NAME                          ON EXERCISE    REALIZED $    UNEXERCISABLE      UNEXERCISABLE
---------------------------   -----------    ----------    --------------    ----------------
Robert F. Tannenhauser.....        0             $0           427,500/         $1,132,875/
  President and Director                                     500,000(2)        1,215,000(3)

Leonard Rudolph............        0             $0        None/70,000(4)         $0(4)
  Executive Vice President

Jennifer M. Goldstein......        0             $0           37,500/           $103,125/
  Chief Financial Officer                                    137,500(5)         346,125(7)

Robert McGee(3)............        0             $0         187,475/None     $496,809/None(8)
  Vice President

------------------
(1) The value realized equals the market value of the common stock at June 30, 1998 (Closing Bid) minus the exercise price multiplied by the number of shares. The price of a share of common stock at the close of business on June 30, 1998 was $3.25.

(2) Includes 500,000 options at an exercise price of $.82 and 427,500 at an exercise price of $.60.

(3) 500,000 shares ($3.25 - $.82) = $1,215,000 and 427,500 ($3.25 - $.82) =
    $1,132,875.

(4) These options are out of the money.

(5) Includes 100,000 options at an exercise price of $.82 and 75,000 at an exercise price of $.50 per share of which 37,500 options are currently exercisable.

(7) 37,500 shares ($3.25 - $.50) = $103,125 and 100,000 shares ($3.25 - $.82)
    plus 75,000 ($3.25 - $.50) = $346,125.

(8) 187,475 shares ($3.25 - $.60) = $496,809.

     Reference is made to the section of this Proxy Statement entitled "Employment Agreements" and "Certain Relationships and Related Transactions" for a description of options granted to certain executive officers and employment agreements with certain executive officers.

EMPLOYMENT AGREEMENTS

     The Company entered into employment agreements with Robert F. Tannenhauser and Robert C. McGee, former Vice President of the Company, on February 5, 1995. Additionally, during Fiscal Year 1998, the Company entered into employment agreements with Leonard Rudolph, Executive Vice President of the Company, and Jennifer M. Goldstein, Chief Financial Officer of the Company.

     Robert F. Tannenhauser. Robert F. Tannenhauser's employment agreement provides that he shall be employed as President and Chairman of the Board of the Company and as Chief Executive Officer of Business Loan Center through January 15, 2001 at an annual gross salary of $200,000. Mr. Tannenhauser is also entitled to participate in all benefit plans established from time to time by the Company and Business Loan Center on the same basis as all other executive employees.

     The agreement shall automatically renew for successive one-year periods until the Company registers the shares of Common Stock held by Mr. Tannenhauser under the Securities Act and lists the Common Stock for trading on Nasdaq, The American Stock Exchange ("AMEX") or another recognized securities exchange.

Thereafter, the agreement shall automatically renew for additional successive one-year periods unless notice to the contrary is given by any party not less than 90 days prior to the expiration of the then current term.

     The agreement obliges the Company to pay to Mr. Tannenhauser the greater of $200,000 or his annual gross salary if (i) Mr. Tannenhauser's employment is terminated for any reason other than his death or disability, (ii) the agreement is not renewed by Business Loan Center or (iii) Mr. Tannenhauser terminates the agreement due to a reduction in Mr. Tannenhauser's salary or benefits or the diminution of his responsibility, authority or status as chief executive.

     Robert C. McGee. Robert C. McGee's original Employment Agreement provided that he was to be employed as Vice President of the Company, a Managing Partner of Business Loan Center and President and Chief Executive Officer of BLC Financial Network, Inc. ("BLC-Network") through January 15, 2001 at an annual gross salary of $200,000. Mr. McGee was also issued warrants to purchase 187,475 shares of Common Stock at an exercise price of $.60, all of which are exercisable immediately or at any time prior to November 5, 2000.

     Mr. McGee's Amended and Restated Employment Agreement provides that he shall be employed as BLC Financial Network, Inc.'s ("BLC-Network") Senior Credit Advisor through January 15, 2001 at a gross annual salary of $175,000. The agreement further provides that should BLC-Network terminate Mary McGee's, his spouse, employment for other than cause or death or disability, then
Mr. McGee's compensation shall be increased to $256,000 per year. In the event BLC-Network terminates Mary McGee's employment for cause or as a result of death or disability, then Mr. McGee's compensation shall be increased to $200,000 per annum. Furthermore, in the event BLC-Network reduces Mary McGee's salary below $81,000 per year, then Mr. McGee's salary will be increased by a like amount. Mr. McGee is also entitled to participate in all benefit plans established firm time to time by the Company, BLC-Network, and Business Loan Center, Inc. on the same basis as all other executive employees.

     The agreement shall automatically renew for successive one-year periods unless notice to the contrary is given by any party not less than 90 days prior to the expiration of the then current term.

     Leonard Rudolph. Leonard Rudolph's Employment Agreement provides that he shall be employed as Executive Vice President of Business Loan Center, Inc. through April 30, 2003 at an annual gross salary of $170,000. Mr. Rudolph was also granted a $10,000 signing bonus as well as options to purchase 70,000 shares of Common Stock at an exercise price of $3.25, which shall vest equally over the next four years. Mr. Rudolph is also entitled to participate in all benefit plans established from time to time by the Company and Business Loan Center, Inc. on the same basis as all other executive employees. He may terminate this Agreement in the event that Robert F. Tannenhauser is no longer affiliated with the Company. Mr. Tannenhauser shall be deemed to be affiliated with the Company as long as he serves as an Officer or Director of the Company. A termination under this provision shall not be deemed a termination for cause under her employment agreement.

     The agreement shall automatically renew for successive one-year periods unless notice to the contrary is given by any party not less than 90 days prior to the expiration of the then current term.

     The agreement obliges the Company to pay to Mr. Rudolph the greater of $170,000 or his annual gross salary if (i) Mr. Rudolph's employment is terminated for any reason other than his death or disability, (ii) the agreement is not renewed by the Company or Business Loan Center or (iii) Mr. Rudolph terminates the agreement due to a reduction in Mr. Rudolph's salary or benefits or the diminution of his responsibility, authority or status as an executive.

     Jennifer M. Goldstein. Jennifer Goldstein's employment agreement provides that she shall be employed as Treasurer and Chief Financial Officer of the Company, BLC Comm Cap Corp., BLC Cap Corp. and Business Loan Center through September 30, 2002 at an initial annual gross salary of $100,000. Ms. Goldstein was granted options to purchase 100,000 shares of Common Stock at an exercise price of $.82, which shall vest equally over the next five years. Ms. Goldstein is also entitled to participate in all benefit plans established from time to time by the Company and Business Loan Center on the same basis as all other executive employees. She may terminate this Agreement in the event that Robert
F. Tannenhauser is not longer affiliated with the Company. Mr. Tannenhauser shall be deemed to be affiliated with the Company as long as he serves as an Officer or Director of the Company. A termination under this provision shall not be deemed a termination for cause under her employment agreement.

     The agreement shall automatically renew for successive one-year periods unless notice to the contrary is given by any party less than 90 days prior to the expiration of the then current term.

     The agreement obliges the Company to pay to Ms. Goldstein the greater of $100,000 or her annual gross salary if (i) Ms. Goldstein's employment is terminated for any reason other than her death or disability, (ii) the agreement is not renewed by the Company or Business Loan Center or (iii) Ms. Goldstein terminates the agreement due to a reduction in salary or benefits or the diminution of her responsibility, authority or status as an executive.

BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

     At June 30, 1998, Peter Blanck, Robert D'Loren and Kenneth Schwartz were members of the Compensation Committee of the Board of Directors of the Company. The Compensation Committee's functions include the review and approval of compensation and terms of employment for all executive officers and administering the grant of employee stock options pursuant to the 1995 Amended Management Incentive Plan.

     The Company's executive compensation is intended to reward, retain and motivate management. The primary component of compensation has been base salary. However, for certain of the most senior executives, compensation packages now include stock-based long-term incentive rewards (the "Awards"). The grant of these Awards is intended to align the interests of the Company's most senior executives to improve the Company's long-term business position and performance. The Board of Directors believes that the Company's executive compensation arrangements are reasonable in light of the needs of the Company, competitive compensation levels and the goals of retention and motivation of management.

     In determining salary levels for the executive officers, primary consideration is given to each executive's level of responsibility and individual performance.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Certain members of the Company's Board of Directors also served as officers of the Company in Fiscal Year 1998. Specifically, Robert F. Tannenhauser served as President. Robert McGee served as Vice President and Director for a portion of the year. The members of the Compensation Committee consisted of Peter Blanck, who is a substantial shareholder of the Company and brother-in-law to Robert F. Tannenhauser, as well as Robert D'Loren and Kenneth Schwartz who are also warrant holders and/or shareholders of the Company.

                               PERFORMANCE GRAPH

     The following graph provides a comparison of the cumulative total return of the Company's Common Stock with the Russell 2000 Market Index, a broad marked index covering small capitalization stocks listed on the Russell 2000 Index and two custom indexes, the Peer Group Indexes ("Peer Index") and Miscellaneous Business Credit Institutions ("Misc. Bus Credit Inst Index"). The cumulative total returns for each index were prepared by Media General Financial Services, Inc. Each case assumes an initial investment of $100 after the close of the market on June 30, 1995, as well as the reinvestment of any dividends.

     COMPARE CUMULATIVE TOTAL RETURN AMONG BLC FINANCIAL SERVICES, INC.,
                    RUSSELL 2000 INDEX AND SIC CODE INDEX

                                             June 30,
                           -----------------------------------------------
                             1994      1995      1996      1997      1998
                           -------   -------   -------   -------   -------
   BLC Financial
    Services, Inc. ......  $100.00   $ 70.59   $117.66   $164.72   $611.82
   Peer Group Index .....   100.00    119.47    173.91    238.89    335.82
   Russell 2000 Index ...   100.00    120.08    148.90    173.21    201.77
   SIC Code Index .......   100.00    132.30    206.83    346.19    514.43

                    ASSUMES $100 INVESTED ON JUNE 30, 1994
         ASSUMES DIVIDEND REINVESTED FISCAL YEAR ENDING JUNE 30, 1998

                             ADDITIONAL INFORMATION

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Since June 30, 1992, various members of the immediate family and affiliates of Robert F. Tannenhauser have made available funds to Business Loan Center for the purpose of originating loans. In exchange for extending such loans, Business Loan Center paid interest to the person or entities funding such loans during Fiscal Years 1998, 1997 and 1996. For those periods, Business Loan Center incurred interest expense relating to such individuals in the aggregate amounts of $17,000, $157,000, and $130,000, respectively. The maximum amounts outstanding for these loans during the periods in question were $2,594,000, $2,594,000, and $2,108,000, respectively. Additionally, certain members and affiliates of Mr. Tannenhauser's family participated in the debenture offering placed by the Company during the fiscal year ended June 30, 1998. Interest expense and interest accrual relating to such individuals totaled approximately $48,000 and $25,000, respectively, based upon outstanding debentures to said parties in the aggregate amount of $950,000.

     On April 1, 1997, the Company entered into an employment agreement with R. Matthew McGee whereby Mr. McGee shall be employed as a consultant for BLC Capital Corp. through March 31, 2002 at an annual gross salary of $136,000.
Mr. McGee is entitled to participate in all plans established from time-to-time on the same basis as all other employees. Mr. McGee is the son of Robert McGee, a Vice President and Director of the Company for a portion of Fiscal Year 1998.

     On November 11, 1997, the Company entered into an investment banking agreement with Josephthal & Co., Inc. ("Josephthal") pursuant to which the Company paid a $25,000 retainer to Josephthal and agreed to pay an additional $12,500 per month for three months commencing in January 1998. Thereafter the fee would be reduced to $5,000 per month. For the Fiscal Year 1998, the Company paid Josephthal a total of $85,000 in fees. In addition, the Company issued to Josephthal, pursuant to such Investment Banking Agreement, warrants to purchase 90,000 shares of the Common Stock of the Company. The initial exercise price for the warrants is $1.10 per share. Robert W. Wien, a director of the Company, is a Managing Director of Josephthal.

     The Company, during Fiscal Year 1998 obtained a line of credit for Business Loan Center and entered into a loan origination and servicing agreement with a certain financial institution introduced to the Company by Robert W. D'Loren, a Director of the Company. In connection with such arrangements and pursuant to a written agreement, D'Loren Levien & Company, LLC ("DLC"), a limited liability company of which Mr. D'Loren is a member, received total fees of $125,000. In July 1997, BLC Capital Corp. a subsidiary of the Company, entered into a loan origination and servicing agreement with the financial institution introduced by Mr. D'Loren pursuant to which BLC Capital Corp. was to receive fees for originating and servicing non-SBA first mortgage commercial real estate back loans for the financial institution. DLC is entitled to receive fees based upon each transaction closed. In December 1997, DLC received a fee advance of $72,500 in connection with arranging a line of credit for BLC Comm Cap Corp, to be utilized to fund loans under the Department of Agriculture Program. In December 1997, the Company and DLC agreed, and the Board of Directors approved, an amendment to the agreement with respect to the fees due and to be received in the future by DLC whereby DLC agreed to reduce the cash amount of its fees in exchange for 200,000 warrants to purchase the Common Stock of the Company at a purchase price of $1.83 per share and the right to earn an additional 600,000 shares.

     During Fiscal Year 1998 the Company entered into Employment Agreements with four executive officers. See "Employment Agreements."

     Management believes that each transaction described above was on terms at least as favorable to the Company as could have been obtained at the time and under the circumstances from non-affiliated persons.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act ("Section 16(a)") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of such equity securities. Directors, officers and greater-than-10%-stockholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such reports furnished and written representations that no other reports were required, the Company believes that all directors, officers and greater-than-10%-stockholders complied with all applicable Section 16(a) filing requirements.

                      AVAILABILITY OF CERTAIN INFORMATION

     Upon receipt of a stockholder's written request to the Secretary of the Company at the Company's principal offices, the Company will furnish to such stockholders without charge a copy of the Company's Annual Report on Form 10-K for Fiscal Year 1998.

                 STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
                            FOR 1999 ANNUAL MEETING

     The Board of Directors of the Company presently intends to schedule an Annual Meeting of Stockholders of the Company for March 15, 2000. In order for stockholder proposals for this meeting to be eligible for inclusion in the Company's Proxy Statement for that meeting, they must be received by the Company at its principal office in New York, New York by January 15, 2000.

                                 OTHER MATTERS

     Management is not aware of any other matter to be presented for action at the meeting other than Items 1 and 2 in the accompanying Notice of Annual Meeting of Stockholders, and management does not intend to bring any other matter before the Annual Meeting. However, if any other matters should be presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their best judgment.

     Kindly date, sign and return the enclosed form of proxy. YOUR VOTE IS IMPORTANT.

                                          DAVID REDLENER
                                          Secretary

New York, New York
March 26, 1999